Exhibit 23

      INDEPENDENT AUDITORS' CONSENT

      We consent to the incorporation by reference in AnnTaylor, Inc.'s Registration Statement No. 333-86955 on Form S-3 of our report dated March 1, 2002 appearing in this Annual Report on Form 10-K of AnnTaylor, Inc. for the year ended February 2, 2002.



DELOITTE & TOUCHE LLP


New York, New York
April 2, 2002